EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

Dated May 31, 2016

by and among

IT’S DIVINE, INC.,

a Delaware corporation,

as the Parent

and

HEALING TOUCH GLOBAL PTE. LTD.,

a Singaporean corporation

and

THE SHAREHOLDERS OF

HEALING TOUCH GLOBAL PTE. LTD.

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EXHIBITS

Exhibit A – HTG Shareholders’ Signature Pages

Exhibit B – Non-U.S. Person Certificate

Schedule 1.01 – Memorandum and Articles of Association of Healing Touch Global Pte. Ltd.

Schedule 2.01 – Certificate of Incorporation and Bylaws of It’s Divine, Inc.

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SHARE EXCHANGE AGREEMENT

THISSHARE EXCHANGEAGREEMENT(hereinafter referred to as this “Agreement”) is entered into as of this 31st day of May 2016, by and between IT’S DIVINE, INC., a Delaware corporation (the “COMPANY”), with offices at 140 Paya Lebar Road, AZ Building #09-26, Singapore 409015, HEALING TOUCH GLOBAL PTE. LTD.,a Singaporean corporation (“HTG”), with offices at 140 Paya Lebar Road, AZ Building #09-26, Singapore 409015, and the shareholders of HTG set forth on Composite Exhibit A (the “HTGShareholders”), upon the following premises:

Premises

WHEREAS, the COMPANY is a privately held corporation organized under the laws of the State of Delaware in the United States.

WHEREAS, HTG is a privately held company limited by shares organized under the laws of the Republic of Singapore.

WHEREAS, the COMPANY agrees to acquire at least 19,750 and up to 22,025 shares of HTG’s Ordinary Shares (“HTG Ordinary Shares”), representing between approximately 89% to 100% of HTG’s issued and outstanding capital stock, in exchange for the issuance by the COMPANY to HTG Shareholders of at least 37,500,000 and up to 41,819,624 shares (“Exchange Shares”) of the COMPANY’S common stock, par value $0.0001 per share (“COMPANY Common Stock”), whereby each share of HTG Ordinary Shares will be exchanged for 1,898.7343473325766 shares of COMPANY Common Stock. On the Closing Date (as defined in Section 3.02 herein), the HTG Shareholders will become shareholders of the COMPANY and HTG will become a majority owned or wholly-owned subsidiary of the COMPANY. Immediately after the Exchange and other transactions set forth herein, there will be at least 37,500,100 and up to 41,819,724 shares of the COMPANY Common Stock issued and outstanding with at least 37,500,100 and up to 41,819,724 shares or approximately 100% thereof owned by the HTG Shareholders (who also include Sing Wei Lung, the founder of COMPANY, who currently holds 100 shares of the COMPANY Common Stock prior to the Exchange).

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HTG AND HTG SHAREHOLDERS

As an inducement to, and to obtain the reliance of the COMPANY, except as set forth in the HTG Schedules (as hereinafter defined), HTG and each of HTG Shareholders, where applicable, represents and warrants to the COMPANY that as of the date hereof and the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. HTG is a private company duly organized, validly existing, and in good standing under the laws of the Republic of Singapore and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Attached hereto as Schedule 1.01 are complete and correct copies of the Memorandum and Articles of Association of the COMPANY as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of HTG’s Memorandum and Articles of Association or Bylaws. HTG has taken all actions required by law, its Memorandum and Articles of Association or Bylaws, or otherwise to authorize the execution, delivery and performance of this Agreement. HTG has full power, authority, and legal capacity and has taken all action required by law, it’s Memorandum and Articles of Association or Bylaws, and otherwise to consummate the transactions herein contemplated.

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Section 1.02 Authorized Shares and Capital. There is no limit on the number of shares HTG is authorized to issue. HTG may issue as many shares as it desires so long as it has obtained requisite approval pursuant to the Singapore Companies Act. The HTG shares have no par value. As of the date of this Agreement, there are 22,025 ordinary shares (“HTG Ordinary Shares”) issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. HTG has no obligation to issue any additional HTG Ordinary Shares or securities convertible or exchangeable for HTG Ordinary Shares, options or warrants for the purchase of any HTG Ordinary Shares or any securities convertible into or exchangeable for any HTG Ordinary Shares. HTG Shareholders hereby represent and warrant that they have held their HTG Ordinary Shares for a minimum of six (6) months since they acquired their HTG Ordinary Shares from HTG.

Section 1.03 Subsidiaries and Predecessor Corporations. HTG does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04 Taxes. HTG has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and HTG has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 1.05 Books and Records. The books and records, financial and otherwise, of HTG are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 1.06 Information. The information concerning HTG set forth in this Agreement and in the HTG Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, HTG has fully disclosed in writing to the COMPANY (through this Agreement or the HTG Schedules) all information relating to matters involving HTG or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of HTG or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on HTG, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.07 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued capital stock of HTG.

Section 1.08 Absence of Certain Changes or Events. Since the date of this Agreement or such other date as provided for herein:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of HTG;

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(b) HTG has not (i) amended its Memorandum and Articles of Association since formation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) HTG has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of HTG after reasonable investigation, threatened by or against HTG or affecting HTG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. HTG does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which HTG is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been previously disclosed to the COMPANY. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which HTG is a party or by which its properties are bound and which are material to the operations of HTG taken as a whole are valid and enforceable by HTG in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) HTG is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of HTG.

Section 1.11 Compliance With Laws and Regulations. To the best of its knowledge, HTG has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HTG or except to the extent that noncompliance would not result in the occurrence of any material liability for HTG.

Section 1.12 Approval of Agreement. This Agreement has been duly and validly authorized and executed and delivered on behalf of HTG and the HTG Shareholders and this Agreement constitutes a valid and binding agreement of HTG and the HTG Shareholders enforceable in accordance with its terms.

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Section 1.13 HTG Schedules. HTG has delivered to the COMPANY the following schedules, which are collectively referred to as the “HTG Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement:

(a) a schedule containing complete and correct copies of the Memorandum and Articles of Association of HTG, as in effect as of the date of this Agreement;

(b) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the HTG Schedules by Sections 1.01 through 1.12.

HTG shall cause the HTG Schedules and the instruments and data delivered to the COMPANY hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14 Valid Obligation. This Agreement and all agreements and other documents executed by HTG in connection herewith constitute the valid and binding obligations of HTG, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.15 Investment Representations.

(a) Investment Purpose. As of the date hereof, the HTG Shareholders understand and agree that the consummation of this Agreement including the delivery of the Exchange Consideration (as hereinafter defined) to the HTG Shareholders in exchange for the HTG Ordinary Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act ”) and applicable state statutes and that the Securities are being acquired for the HTG Shareholders’ own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the HTG Shareholders do not agree to hold any of the Exchange Consideration for any minimum or other specific term and reserves the right to dispose of the Exchange Consideration at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b) Investor Status. Each of the HTG Shareholders is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”), (ii) a sophisticated investor who has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this Agreement and the underlying transactions, and/or (iii) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act (where all of the acknowledgements, representations, warranties and covenants set out in Exhibit B hereto are true and correct as of the date hereof and as of the Closing Date). Each HTG Shareholder has been furnished with all documents and materials relating to the business, finances and operations of the COMPANY and its subsidiaries and information that such HTG Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c) Reliance on Exemptions. Each of the HTG Shareholders understands that the Exchange Consideration is being offered and sold to the HTG Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the COMPANY is relying upon the truth and accuracy of, and the HTG Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the HTG Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the HTG Shareholders to acquire the Exchange Consideration.

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(d) Information. The HTG Shareholders and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the COMPANY and materials relating to the offer and sale of the Exchange Consideration which have been requested by the HTG Shareholders or its advisors. The HTG Shareholders and its advisors, if any, have been afforded the opportunity to ask questions of the COMPANY. The HTG Shareholders understands that its investment in the Exchange Consideration involves a significant degree of risk. The HTG Shareholders is not aware of any facts that may constitute a breach of any of the COMPANY's representations and warranties made herein.

(e) Governmental Review. Each of the HTG Shareholders understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Consideration.

(f) Transfer or Resale. Each of the HTG Shareholders understands that (i) the sale or re-sale of the Exchange Consideration has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) the HTG Shareholders shall have delivered to the COMPANY, at the cost of the HTG Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Consideration to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the HTG Shareholders who agree to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Consideration is sold pursuant to Rule 144, or (e) the Exchange Consideration is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the HTG Shareholders shall have delivered to the COMPANY, at the cost of the HTG Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the COMPANY; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the COMPANY nor any other person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g) Legends. Each of the HTG Shareholders understand that the shares of the COMPANY’s common stock that comprise the Exchange Consideration (the “Securities”) and, until such time as the Securities have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

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The legend set forth above shall be removed and the COMPANY shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Securities are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the COMPANY with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the COMPANY so that the sale or transfer is effected. Each of the HTG Shareholders agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Residency. Each of the HTG Shareholders represents and warrants to the COMPANY that they are not a resident of the United States and will not be a resident of the United States at the time of Closing, and that they were not in the United States at the time this Agreement was signed by such shareholder.

Section 1.16 Elimination of Existing HTG Agreements upon the Exchange. HTG Shareholders acknowledge and understand that upon the Exchange, the Investor Agreements between HTG and HTG Shareholders from whom the COMPANY is acquiring HTG Ordinary Shares shall be eliminated in light of the Exchange (rather than being voided).

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of HTG and the HTG Shareholders, except as set forth in the COMPANY Schedules (as hereinafter defined), the COMPANY represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. The COMPANY is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Attached hereto as Schedule 2.01 are complete and correct copies of the certificate of incorporation and bylaws of the COMPANY as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the COMPANY’s certificate of incorporation or bylaws. The COMPANY has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the COMPANY has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. At Closing, the COMPANY’s authorized capitalization will consist of (a) 300,000,000 shares of common stock, par value $0.0001 per share (“the COMPANY Common Stock”), of which 41,819,724 shares will be issued and outstanding, and (b) 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), none of which are issued and outstanding and all of which are undesignated. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. The COMPANY does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

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Section 2.04 Information. The information concerning the COMPANY set forth in this Agreement and the COMPANY Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the COMPANY has fully disclosed in writing to the HTG Shareholders (through this Agreement or the COMPANY Schedules) all information relating to matters involving the COMPANY or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of the COMPANY or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the COMPANY, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.05 Options or Warrants. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the COMPANY relating to the issued or unissued capital stock of the COMPANY (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the COMPANY) or obligating the COMPANY to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the COMPANY. There are no outstanding contractual obligations of the COMPANY to repurchase, redeem or otherwise acquire any shares of the COMPANY Common Stock of the COMPANY or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.06 Absence of Certain Changes or Events. Since the date of this Agreement or such other date as provided for herein:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the COMPANY or (ii) any damage, destruction or loss to the COMPANY (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the COMPANY;

(b) the COMPANY has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the COMPANY; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) The COMPANY has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the COMPANY balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the COMPANY; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

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(d) to its knowledge, the COMPANY has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the COMPANY.

Section 2.07 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the COMPANY after reasonable investigation, threatened by or against the COMPANY or affecting the COMPANY or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the COMPANY Schedules. The COMPANY has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.08 Contracts.

(a) The COMPANY is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b) The COMPANY is not a party to or bound by, and the properties of the COMPANY are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) The COMPANY is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the COMPANY.

Section 2.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the COMPANY is a party or to which any of its assets, properties or operations are subject.

Section 2.10 Compliance With Laws and Regulations. The COMPANY has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to the COMPANY and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.11 Approval of Agreement. The Board of Directors of the COMPANY has authorized the execution and delivery of this Agreement by the COMPANY and has approved this Agreement and the transactions contemplated hereby.

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Section 2.12 The COMPANY Schedules. COMPANY has delivered to HTG the following schedules, which are collectively referred to as the “COMPANY Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement:

(a) a schedule containing complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, as in effect as of the date of this Agreement (attached hereto as Schedule 2.01);

(b) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the COMPANY Schedules by Sections 2.01 through 2.11.

COMPANY shall cause the COMPANY Schedules and the instruments and data delivered to HTG hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.13 Valid Obligation. This Agreement and all agreements and other documents executed by the COMPANY in connection herewith constitute the valid and binding obligation of the COMPANY, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III
SHARE EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), the HTG Shareholders listed in Composite Exhibit A, representing an aggregate of at least 19,750 and up to 22,025 shares of HTG’s ordinary shares (“HTG Ordinary Shares”) (representing at least 89% and up to 100% of HTG’s issued and outstanding ordinary shares), upon their agreement, shall sell, assign, transfer and deliver to the COMPANY, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of HTG held by them as set forth on Composite Exhibit A; the objective of such purchase (the “Exchange”) being the acquisition by the COMPANY of at least approximately 89% and up to 100% of the issued and outstanding ordinary shares of HTG. In exchange for the transfer of such securities to the COMPANY by the HTG Shareholders as set forth on Composite Exhibit A, the COMPANY shall deliver to each such HTG Shareholder 1,898.7343473325766 shares (the “Exchange Shares”) of the COMPANY’s common stock (“COMPANY Common Stock”) for each share of their HTG Ordinary Shares (an aggregate of at least 37,500,000 and up to 41,819,624 shares of the COMPANY Common Stock). After the Exchange and other transactions set forth herein have been completed, the HTG Shareholders (who also include Sing Wei Lung, the founder of COMPANY, who currently holds 100 shares of the COMPANY Common Stock prior to the Exchange) will own at least 37,500,100 and 41,819,724 restricted shares of COMPANY Common Stock or approximately 100% of the total outstanding shares of COMPANY Common Stock. Upon completion of the issuance of at least 37,500,000 and up to 41,819,624 shares of the COMPANY Common Stock to HTG Shareholders, there will be a total of at least 37,500,100 and up to 41,819,724 shares of the COMPANY Common Stock issued and outstanding. The Exchange Shares are hereinafter referred to as the “Exchange Consideration” or the “Securities”. At the Closing, the HTG Shareholders shall, on surrender of their certificates representing their HTG Ordinary Shares to the COMPANY or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing their ownership of the Exchange Shares.

Section 3.02 Closing. The closing (“Initial Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.01 herein. The Initial Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than June 7, 2016, but in no event before this Agreement has been signed by HTG Shareholders holding at least 89% of the ordinary shares of HTG outstanding (the “Initial Closing Date”). Subsequent to the Initial Closing Date, the COMPANY may complete one or more additional Closings to complete the exchanges provided for in this Agreement to allow the COMPANY to complete the acquisition of up to 100% of the HTG Ordinary Shares for a period of up to 14 days after the Initial Closing Date (but no later than June 21, 2016). Each closing that occurs after the Initial Closing Date, along with the Initial Closing shall be collectively be referred to as the “Closing” or “Closing Date”.

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Section 3.03 Closing Events. At the Closing, the COMPANY, HTG and HTG Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination. This Agreement may be terminated by the COMPANY or HTG Shareholders who hold a majority of the issued and outstanding Ordinary Shares of HTG only (a) in the event that HTG or the COMPANY do not meet the conditions precedent set forth in Articles V and VI or (b) if the Initial Closing has not occurred by June 7, 2016. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect as to any party hereto, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. The COMPANY and HTG will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the COMPANY or HTG, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the COMPANY or HTG, as the case may be, as the other shall from time to time reasonably request.

Section 4.02 Delivery of Books and Records. At the Closing, HTG shall deliver to the COMPANY, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of HTG now in the possession of HTG or its representatives.

Section 4.03 Third Party Consents and Certificates. The COMPANY and HTG agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Covenant to Observe Terms of Investor Agreements between HTG and HTG Shareholders. COMPANY covenants to observe, perform and be bound by all the terms of the Investor Agreements between HTG and the HTG Shareholders from whom the COMPANY is acquiring HTG Ordinary Shares.

Section 4.05 Actions Prior to Closing. From and after the date hereof until the Closing Date and except as set forth in the COMPANY Schedules, if any, or HTG Schedules or as permitted or contemplated by this Agreement, the COMPANY (subject to paragraph (d) below) and HTG, respectively, will each:

(a) carry on its business in substantially the same manner as it has heretofore;

(b) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

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(d) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(f) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws (including without limitation, the federal securities laws) and all rules, regulations, and orders imposed by federal or state governmental authorities.

(g) from and after the date hereof until the Closing Date, except as required by this agreement neither the COMPANY nor HTG will:

(i) make any changes in their charter documents, except as contemplated by this Agreement;

(ii) take any action described in Section 1.08 in the case of HTG or in Section 2.06, in the case of the COMPANY (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the COMPANY under this Agreement are subject to the satisfaction (or waiver by the Company), at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by HTG and the HTG Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). HTG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by HTG prior to or at the Closing.

Section 5.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.03 Approval by HTG’s Board of Directors and HTG Shareholders. HTG's board of directors and HTG Shareholders, shall have approved the Exchange.

Section 5.04 Minimum HTG Shareholders. This Agreement shall have been signed by the holders of not less than 89% of the issued and outstanding HTG Ordinary Shares, unless a lesser number is agreed to by the Company.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of HTG after the Closing Date on the basis as presently operated shall have been obtained.

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ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF HTG
AND THE HTG SHAREHOLDERS

The obligations of HTG and each of the HTG Shareholders under this Agreement are subject to the satisfaction of the COMPANY, (or waiver by HTG or HTG Shareholders, as the case may be), at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the COMPANY in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the COMPANY shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the COMPANY.

Section 6.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.03 Approval by the COMPANY Board of Directors. The COMPANY’s board of directors shall have approved the Exchange.

Section 6.04 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the COMPANY after the Closing Date on the basis as presently operated.

ARTICLE VII

COVENANTS AFTER CLOSING

Section 7.01 Acquisition of Spa Eternity Pte. Ltd. By October 15, 2016 (subject to extension at the sole discretion of SING WEI LUNG in order to obtain sufficient funding), COMPANY shall acquire 100% of the issued and outstanding ordinary shares of SPA ETERNITY PTE. LTD. from SING WEI LUNG (who holds 100,050 shares) and HONGBO HUANG (who holds 50 shares) in exchange for (i) an aggregate of $400,000 (Singaporean Dollars) paid by the COMPANY to SING WEI LUNG (approximately $399,800 (Singaporean Dollars)) and HONGBO HUANG (approximately $200 (Singaporean Dollars)), provided that the COMPANY raised sufficient funds from investors to fund such acquisition and (ii) the COMPANY’s assumption of any and all indebtedness of SING WEI LUNG to SPA ETERINTY PTE. LTD. outstanding as of the date of the acquisition of SPA ETERNITY PTE. LTD. (which is currently (as of May 31, 2016) approximately $1,600,000 (Singaporean Dollars), subject to increase as more indebtedness may be accrued prior to the date of closing the acquisition of SPA ETERNITY PTE. LTD.).

Section 7.02 Compensation of SING WEI LUNG. SING WEI LUNG shall be paid by the COMPANY as compensation for his services as Chief Executive Officer of the COMPANY:

(a) a monthly salary (up to $25,000 (Singaporean Dollars) per month) equal to five percent (5%) of monthly sales of the COMPANY (which includes the monthly sales of all of the subsidiaries of the Company); provided, however, no compensation will be paid for a month in which such month's sales of the COMPANY were less than $410,000 (Singaporean Dollars); and

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(b) a year-end bonus of 3.5% of annual sales of the COMPANY so long as a minimum of $5,000,000 (Singaporean dollars) annual sales (which includes the monthly sales of all of the subsidiaries of the Company) have been achieved; provided, however, the total compensation of monthly salary and bonus shall not exceed $500,000 (Singaporean Dollars).

Future increases (but not decreases) in the compensation of SING WEI LUNG as Chief Executive Officer shall be decided by a compensation committee of the COMPANY (with SING WEI LUNG abstaining from voting on any such increase in his compensation as Chief Executive Officer).

The foregoing terms of compensation shall not apply if SING WEI LUNG resigns from, is removed from or changes to a different officer position from his position as Chief Executive Officer (where he is no longer the Chief Executive Officer) of the COMPANY. The terms of compensation of SING WEI LUNG shall be subject to renegotiation where SING WEI LUNG changes to a different officer position from his position as Chief Executive Officer (where he is no longer the Chief Executive Officer) of the COMPANY.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Brokers. The COMPANY and HTG agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The COMPANY and HTG each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to HTG, to: Healing Touch Global Pte. Ltd. Attn: Sing Wei Lung, Director 140 Paya Lebar Road, AZ Building #09-26 Singapore 409015	If to the COMPANY, to: It’s Divine, Inc. Attn: Sing Wei Lung, Chief Executive Officer 140 Paya Lebar Road, AZ Building #09-26 Singapore 409015

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

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Section 8.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.08 Third Party Beneficiaries. This contract is strictly between the COMPANY, HTG and HTG Shareholders and, except as specifically provided, no director, officer, stockholder (other than the HTG Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09 Expenses. Subject to Section 8.04 above, whether or not the Exchange is consummated, each of the COMPANY and HTG will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 8.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

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Section 8.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto. For purposes of this Agreement, each of the HTG Shareholders hereby appoint SING WEI LUNG as his, her or its agent and attorney-in-fact to make and execute and any all such amendments, modifications, supplements, termination and waivers and hereby acknowledge and agree that a decision by SING WEI LUNG shall be final, binding and conclusive on such HTG Shareholders, as the case may be, and that the other parties may rely upon any act, decision, consent or instruction of SING WEI LUNG.

Section 8.14 Best Efforts. Subject to the terms and conditions herein provided, each party of HTG and the COMPANY shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party of HTG and the COMPANY also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

IT’S DIVINE, INC. A Delaware corporation

By:	/s/ Sing Wei Lung
Name:	Sing Wei Lung
Title:	Chief Executive Officer

HEALING TOUCH GLOBAL PTE. LTD A Singaporean corporation

By:	/s/ Sing Wei Lung
Name:	Sing Wei Lung
Title:	Director

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COMPOSITE

EXHIBIT A

HEALING TOUCH GLOBAL PTE. LTD. SHAREHOLDERS SIGNATURE PAGE

	HTG Shareholder Name	No. Shares of HTG Ordinary Shares	% of HTG Ordinary Shares	No. Shares of the Company’s Common Stock Exchanged	% of Company’s Outstanding Shares (Assuming 100% HTG Shareholders Exchange)

1.	/S/ SING WEI LUNG	19,750	89.6708%	37,500,000	89.6708%
	SING WEI LUNG 104 PEMIMPIN TERRACE CORAL PARK SINGAPORE (575989)

2.	/S/ LIM HUAT AW	125	0.5675%	237,342	0.5675%
	LIM HUAT AW 73 LORONG K TELOK KURAU #01-04 HEJI GARDENS SINGAPORE (425692)

3.	/S/ CHIAN HWA LEW	125	0.5675%	237,342	0.5675%
	CHIAN HWA LEW 209A PUNGGOL PLACE #13-1280 PUNGGOL CREST SINGAPORE (821209)

4.	/S/ PHEN LUAN KHWA	75	0.3405%	142,405	0.3405%
	PHEN LUAN KHWA c/o KATE KHWA 635 CHOA CHU KANG NORTH 6 #10-281 SINGAPORE (680635)

5.	/S/ LEE THONG GERALDINE HO	125	0.5675%	237,342	0.5675%
	LEE THONG GERALDINE HO 34 TELOK BLANGAH WAY #08-1074 SINGAPORE (090034)

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6.	/S/ KIA HAI LOW	125	0.5675%	237,342	0.5675%
	KIA HAI LOW 170 LENTOR LOOP #02-01 BULLION PARK SINGAPORE (789099)

7.	/S/ CHENG ANN CHANG	250	1.1351%	474,684	1.1351%
	CHENG ANN CHANG 332 UBI AVENUE 1 #01-757 SINGAPORE (400332)

8.	/S/ SEE WENG WONG	125	0.5675%	237,342	0.5675%
	SEE WENG WONG No 9 Pinggir Bukit Segar, TMN BKT Segar, 56100 Cheras, Kuala Lumpur, Malaysia

9.	/S/ LEE FENG WONG	125	0.5675%	237,342	0.5675%
	LEE FENG WONG 531 PASIR RIS DRIVE 1 #01-304 SINGAPORE (510531)

10.	/S/ SI SI HELEN TAN	125	0.5675%	237,342	0.5675%
	SI SI HELEN TAN 781 UPPER CHANGI ROAD EAST #06-06 SUNHAVEN SINGAPORE (486069)

11.	/S/ HONGBO HUANG	250	1.1351%	474,684	1.1351%
	HONGBO HUANG 104 PEMIMPIN TERRACE CORAL PARK SINGAPORE (575989)

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12.	/S/ GHEE KWAN TEY	125	0.5675%	237,342	0.5675%
	GHEE KWAN TEY 206C COMPASSVALE LANE #06-99 SINGAPORE (543206)

13.	/S/ HIANG KIAT ALVIN TAN	250	1.1351%	474,684	1.1351%
	HIANG KIAT ALVIN TAN 88 CORPORATION ROAD #12-16 LAKEHOLMZ SINGAPORE (649823)

14.	/S/ HAN WEI LEONARD TAN	200	0.9081	379,747	0.9081
	HAN WEI LEONARD TAN 418 FAJAR ROAD #10-429 SINGAPORE (670418)

15.	/S/ CHENG HAO TONG	125	0.5675%	237,342	0.5675%
	CHENG HAO TONG c/o ZHI XIAN TONG 46 JALAN IKAN MERAH THOMSON PARK SINGAPORE (578075)

16.	/S/ MARK LEE	125	0.5675%	237,342	0.5675%
	as representative of EMSC HOLDINGS LLP 317 OUTRAM ROAD #01-43 CONCORDE SHOPPING CENTRE SINGAPORE (169075)

	TOTAL:	22,025	100%*	41,819,624	100%**
_____________________

*	22,025 of 22,025 shares of issued and outstanding common stock of Healing Touch Global Pte. Ltd..
**	41,819,624 of 41,819,724 shares of issued and outstanding common stock of It’s Divine, Inc.

[Shareholder Signature Page Counterpart]

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EXHIBIT B

Non-U.S. Person Certificate

June 16, 2016

It’s Divine, Inc.

c/o Laura E. Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (the “Share Agreement”) dated May 31, 2016, among It’s Divine, Inc., a Delaware corporation (the “Company”), Healing Touch Global Pte. Ltd., a Singaporean corporation (“HTG”), and the shareholders of HTG (“HTG Shareholders”) set forth on Composite Exhibit A thereto, whereby HTG Shareholders are acquiring shares of the Company’s common stock (the “Shares”).

1. Each of the undersigned HTG Shareholders hereby represents, warrants and certifies that:

(a) It is not a “U.S. Person” (as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a “U.S. Person” as:

(A) Any Natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. Person;

(D) Any trust of which any trustee is a U.S. Person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(H) Any partnership or corporation if:

(1) Organized or incorporated under the laws of any foreign jurisdiction; and

(2) Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural person, estates or trusts.

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The following are not “U.S. Persons:

(A) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(B) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if:

(1) An executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and

(2) The estate is governed by foreign law;

(C) Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person;

(D) Any employee benefit established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(E) Any agency or branch of a U.S. person located outside the United States if:

(1) The agency or branch operates for valid business reasons; and

(2) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(F) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(b) The offer and scale of the Shares was made in an “offshore transaction” (as defined under Regulation S under the U.S. Securities Act), in that:

(i) The undersigned was outside the United States at the time the buy order for such Shares was originated; and

(ii) The offer to sell the Shares was not made to the undersigned in the United States.

(c) The transaction (i) has not been pre-arranged with a purchaser located inside of the United States or is a U.S. Person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

2. The undersigned hereby covenants that:

(a) During the period prior to one year after the Closing (the “Restricted Period”) it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

(b) If it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i) The sale is to the Company;

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(ii) The sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the period prior to the expiration of the Restrictive Period no sale may be made to any U.S. Person or for the account or benefit of the U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Company a certificate substantially in the form hereof;

(iii) The sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws and the purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv) The Shares are sold in the United States in a transaction that does not require registration under U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or

(v) The sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3. The undersigned acknowledges and agrees that:

(a) The Shares are and will be “restricted securities” as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following for:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE 1933 ACT). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. UNITED STATES AND U.S. PERSON ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

(b) The Company will refuse to register any sale of Shares made in breach of the provisions hereof.

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(c) The addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. Each of the undersigned further agrees that if any of acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Company

June 16, 2016

HTG Shareholder:

By: ________________________________________

Name:

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SCHEDULE 1.01

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF HEALING TOUCH GLOBAL PTE. LTD.

Company No.: 201407782W

THE COMPANIES ACT, (CAP. 50)

PRIVATE COMPANY LIMITED BY SHARES

Memorandum

And

Articles of Association

Of

HEALING TOUCH GLOBAL PTE. LTD.

INCORPORATED ON THE 19TH OF MARCH 2014

(Reprinted on 27th May 2014 including amendments made up to 27th May 2014)

Lodged in the Office of the Accounting and Corporate Regulatory Authority (ACRA), Singapore

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Stella Tsen

From:	ACRA Auto Mail <ACRA_BIZFILE@acra.gov.sg>
Sent:	Friday, 30 May, 2014 11:18 AM
To:	stella@ecovis-bizcorp.com
Subject:	E-NOTIFICATION

This is a system-generated email.Please do not reply to this email.
If you have any enquiry, please visit our interactive web service at www.acra.gov.sg/askacra for more information.

Dear Sir/Madam

Company No: 201407782W

NOTICE OF INCORPORATION IN ACCORDANCE WITH ALTERATION MADE TO MEMORANDUM

This is to confirm that a resolution/document affecting the memorandum of association of HEALING TOUCH GLOBAL PTE. LTD. has been lodged with the Registrar of Companies on 30/05/2014 and with effect from the relevant date indicated in the resolution/document, the company is incorporated in accordance with the alteration made to the memorandum.

Thank You

Accounting and Corporate Regulatory Authority (ACRA)
10 Anson Road
#05-01/15 International Plaza
Singapore 079903

****

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NOTICE OF RESOLUTION

Name of Company: **HEALING TOUCH GLOBAL PTE. LTD.**

Company No. : **201407782W**

Accounting and Corporate Regulatory Authority,
Singapore

At a general meeting of the members of the abovenamed company duly convened and held at 1 Tampines Central 5 #05-10 CPF Tampines Building Singapore 529508 on 27 MAY 2014 , the special resolution set out in the annexure marked with the letter "A" and signed by me for purposes of identification was duly passed.

Name of person who signed this resolution was:

MR LUNG SING WEI

The designation of the person signing the resolution in the abovenamed company is:

Company Director

Dated: 27 MAY 2014

Signature: */s/ Lung Sing Wei*

Name of Director: **LUNG SING WEI**

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Annex "A"

This is the Annexure marked "A" referred to in the Notice of Resolution signed by me on 27 MAY 2014

Name of Company: **HEALING TOUCH GLOBAL PTE. LTD.**

Company No. : **201407782W**

The ***Special Resolutions*** set out below was duly passed at the Extraordinary General Meeting of the Company on 27 MAY 2014

ADOPTION OF NEW MEMORANDUM AND ARTICLES OF ASSOCIATION

RESOLVED –

THAT the regulations contained in the document submitted to the meeting and for the purpose of identification attached to this Resolution, be approved and adopted as the Memorandum and Articles of Association of the Company, in substitutior for, and to the exclusion of, all the existing Memorandum and Articles of the Company.

Confirmed by

/s/ Lung Sing Wei

LUNG SING WEI
Director

30

****

This is a system-generated email. Please do nct reply to this email.
If you have any enquiry, please visit our interactive web service at www.acra.gov.sg/askacra for more information.

Dear Sir/Madam,

Company No. : 201407782W

NOTICE OF INCORPORATION

This is to confirm that HEALING TOUCH GLOBAL PTE. LTD. is incorporated under the Companies Act(Cap.50), on and from 19/03/2014 and that the Company is a PRIVATE COMPANY LIMITED BY SHARES.

Thank You

Accounting and Corporate Regulatory Authority (ACRA)
10 Anson Road
#05-01/15 International Plaza
Singapore 079903

31

THE COMPANIES ACT, (CAP.50)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

HEALING TOUCH GLOBAL PTE. LTD.

---

1. The name of the company is **HEALING TOUCH GLOBAL PTE. LTD.**

2. The registered Office of the company will be situated in the republic of Singapore **1 Tampines Central 5 #05-10 CPF Tampines Building Singapore 529508**

3. The liability of the members is limited.

4. The share capital of the company is **SINGAPORE DOLLAR 10,000.**

5. I, the person whose name and address and occupation are hereunto subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association and I agree to take the number of shares in the capital of the Company set opposite my name.

Name, Address and Description of Subscriber	Number of Shares Taken by each Subscriber
LUNG SING WEI S1758093J 104 PEMIMPIN TERRACE CORAL PARK SINGAPORE 575989 COMPANY DIRECTOR /s/ Lung Sing Wei	10,000
Total number of shares taken ...	Ten Thousand (10,000)

Dated this 13 MAR 2014

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THE COMPANIES ACT, (CAP. 50)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

of

HEALING TOUCH GLOBAL PTE. LTD.
(Incorporated in the Republic of Singapore)

Preliminary

1. The regulations in Table A in the Fourth Schedule to the Act shall not apply to the company except so far as the same are repeated or contained in these Articles. In the event of there being any conflict, inconsistency or ambiguity arising between the provisions of these Articles and the provisions of any agreement entered into by and/or as between the members, the agreement by and/or as between the members shall prevail. For the avoidance of doubt, the provisions of any agreement entered into by and/or as between the members shall take precedence over the provisions of these Articles.

Interpretation

2. In these Articles —

"Act"	means the Companies Act (Cap. 50) and any statutory modification or re-enactment thereof for the time being in force;
"seal"	means the common seal of the company;
"secretary"	means any person appointed to perform the duties of a secretary of the company;

expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form;

words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act, and of the Act as in force at the date at which these Articles become binding on the company.

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Share capital and variation of rights

3. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the company may be issued by the directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the company, determine.

4. Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed.

5. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of 85% of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll, except that where there is only one holder of the shares of the class, that sole holder shall constitute the quorum for the meeting of the holders of that class of shares. To every such special resolution section 184 shall with such adaptations as are necessary apply.

6. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

7. The company may exercise the powers of paying commissions conferred by the Act, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10% of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10% of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The company may also on any issue of shares pay such brokerage as may be lawful.

8. Subject to and in accordance with the provisions of the Act, the company may purchase or otherwise acquire shares issued by it on such terms as the company may think fit and in the manner prescribed by the Act. All shares purchased by the company shall be cancelled.

9. Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

10. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the company in accordance with the Act but in respect of a share or shares held jointly by several persons the company shall not

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be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Lien

11. The company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company's lien, if any, on a share shall extend to all dividends payable thereon.

12. The company may sell, in such manner as the directors think fit, any shares on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

13. To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

14. The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on shares

15. The directors may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed 25% of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

16. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

17. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

18. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8%

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per annum as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

19. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

20. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

21. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the company in general meeting shall otherwise direct) 8% per annum as may be agreed upon between the directors and the member paying the sum in advance.

Transfer of shares

22. Subject to these Articles and any agreement entered into by and/or as between the members, any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form which the directors may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

23. The instrument of transfer must be left for registration at the registered office of the company together with such fee, not exceeding $1 as the directors from time to time may require, accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the company shall subject to the powers vested in the directors by these Articles register the transferee as a shareholder and retain the instrument of transfer.

24. The directors may decline to register any transfer of shares, not being fully paid shares to a person of whom they do not approve and may also decline to register any transfer of shares on which the company has a lien.

25. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole 30 days in any year.

Transmission of shares

26. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

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27. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

28. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

29. Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these Articles, be deemed to be joint holders of the share.

Forfeiture of shares

30. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

31. The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

32. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

33. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

34. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all money which, at the date of forfeiture, was payable by him to the company in respect of the shares (together with interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest), but his liability shall cease if and when the company receives payment in full of all such money in respect of the shares.

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35. A statutory declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

36. The company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share

37. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Conversion of shares into stock

38. The company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

39. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

40. The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

41. Such of the Articles of the company as are applicable to paid-up shares shall apply to stock, and the words share and shareholder therein shall include stock and stockholder.

Alteration of capital

42. The company may from time to time by resolution of members holding 85% of the issued share capital

(a) increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) subdivide its shares or any of them into shares of smaller amount than is fixed by the memorandum; so however that in the subdivision the proportion between the amount

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paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d) cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

43. Subject to any direction to the contrary that may be agreed or given by the company in general meeting, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the directors may dispose of those shares in such manner as they think most beneficial to the company. The directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this Article.

44. The company may by the approval of members holding 85% of the issued share capital reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required by law.

General meeting

45. An annual general meeting of the company shall be held in accordance with the provisions of the Act. All general meetings other than the annual general meetings shall be called extraordinary general meetings.

46. Any director may, whenever he thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

47. Subject to the provisions of the Act relating to agreements for shorter notice, 14 days' notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the company.

48. All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets, and the report of the directors and auditors, the election of directors in the place of those retiring, and the appointment and fixing of the remuneration of the auditors.

Proceedings at general meetings

49. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Two members present in person or by proxy or represented by attorney or representative appointed pursuant to the Act shall form a quorum, except that where the company has only one member, that sole member shall constitute a quorum for any general meeting.

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50. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

51. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company, or if there is no such chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

52. The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

53. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded—

(a) by the chairman;

(b) by at least 3 members present in person or by proxy;

(c) by any member or members present in person or by proxy and representing not less than 10% of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

54. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

55. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

56. Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for each share he holds.

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57. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

58. A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

59. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

60. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

61. The instrument appointing a proxy shall be in writing, in the common or usual form, under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

62. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

I/We, , of being a member/members of the abovenamed company, hereby appoint , of , or failing him, of , , as my/our proxy to vote for me/us on my/our behalf at the annual/extraordinary general meeting of the company, to be held on the day of 20 , and at any adjournment thereof.

Signed this day of 20 .

This form is to be used	*in favour of against	the resolution.

*Strike out whichever is not desired. [Unless otherwise instructed, the proxy may vote as he thinks fit.]

63. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the comp any, or at such other place in Singapore as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the insrument of proxy shall not be treated as valid.

64. A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death,

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unsoundness of mind, revocation, or transfer as aforesaid has been received by the company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

65. Subject to the provisions of the Act, a resolution in writing signed by the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing sent by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents each signed by one or more members.

Directors: Appointment, etc.

66. Subject to the provisions of the Act, there shall be at least one director in the company. All directors of the company shall be natural persons.

67. At the first annual general meeting of the company all the directors shall retire from office, and at the annual general meeting in every subsequent year one-third of the directors for the time being, or, if their number is not 3 or a multiple of 3, then the number nearest one-third, shall retire from office.

68. A retiring director shall be eligible for re-election.

69. The directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

70. The company at the meeting at which a director so retires may fill the vacated office by electing a person thereto, and in default the retiring director shall if offering himself for re-election and not being disqualified under the Act from holding office as a director be deemed to have been re-elected, unless at that meeting it is expressly resolved not to fill the vacated office or unless a resolution for the re-election of that director is put to the meeting and lost.

71. The company may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office.

72. The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these Articles. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

73. The company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

74. The remuneration of the directors shall from time to time be determined by the company in general meeting. That remuneration shall be deemed to accrue from day to day. The directors

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may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

75. The shareholding qualification for directors may be fixed by the company in general meeting.

76. The office of director shall become vacant if the director—

(a) ceases to be a director by virtue of the Act;

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) becomes prohibited from being a director by reason of any order made under the Act;

(d) becomes disqualified from being a director by virtue of section 148, 149, 154 or 155;

(e) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(f) subject to section 145, resigns his office by notice in writing to the company;

(g) for more than 6 months is absent without permission of the directors from meetings of the directors held during that period;

(h) without the consent of the company in general meeting, holds any other office of profit under the company except that of managing director or manager; or

(i) is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his interest in manner required by the Act.

Powers and duties of directors

77. Subject to any agreement entered into by and/or as between the members, the business of the company shall be managed by the directors who may pay all expenses incurred in promoting and registering the company, and may exercise all such powers of the company as are not, by the Act or by these Articles, required to be exercised by the company in general meeting, subject, nevertheless, to any of these Aricles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid Articles or provisions, as may be prescribed by the company in general meeting; but no regulation made by the company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

78. Subject to any agreement entered into by and/or as between the members, the directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the company or of any third party.

79. The directors may exercise all the powers of the company in relation to any official seal for use outside Singapore and in relation to branch registers.

80. The directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the

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attorney or attorneys of the company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

81. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two directors or in such other manner as the directors from time to time determine.

82. The directors shall cause minutes to be made —

(a) of all appointments of officers to be engaged in the management of the company's affairs;

(b) of names of directors present at all meetings of the company and of the directors; and

(c) of all proceedings at all meetings of the company and of the directors.

Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Proceedings of directors

83. The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

84. Subject to these Articles, questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

85. Save where such interest has been declared and known to the Company, a director shall not vote in respect of any contract or proposed contract with the company in which he is interested, or any matter arising thereout, and if he does so vote, his vote shall not be counted.

86. Any director with the approval of the directors may appoint any person, whether a member of the company or not, to be an alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointor in his place. An alternate or substitute director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or removes the appointee from office. Any appointment or removal under this regulation shall be effected by notice in writing under the hand of the director making the same.

87. Unless otherwise determined by the directors, two directors (one of whom shall be the chairman) shall constitute a quorum necessary for the transaction of the business of the directors except that where the company has only one director, that sole director shall constitute a quorum.

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88. The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company, but for no other purpose.

89. If at any meeting the chairman is not present within 30 minutes after the time appointed for holding the meeting, the meeting of the directors shall not proceed.

90. The directors may delegate any of their powers to a Chief Executive Officer or committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

91. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not preseat within 30 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

92. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

93. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

94. A resolution in writing, signed by a majority of the directors for the time being entitled to receive notice of a meeting of the directos, shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held. A written notification of confirmation of such resolution in writing sent by a director shall be deemed to be his signature to such resolution in writing for the purpose of this Article. Any such resolution may consist of several documents in like form, each signed by one or more directors.

95. Any director or member of a committee of directors may participate in a meeting of the directors or such committee by means of a telephone or other audio communications equipment whereby all persons attending or participating the meeting can hear each other. The person or persons participating the meeting in the aforesaid manner shall be deemed for all purposes to be present in person at such meeting.

96. Where the company has only one director, he may pass a resolution by recording it and signing the record.

Managing directors

97. The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he ceases from any cause to be a director.

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98. A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration, whether by way of salary, commission, or participation in profits, or partly in one way and partly in another, as the directors may determine.

99. The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

100. The directors may from time to time appoint any person to be an associate director and may from time to time cancel any such appointment. The directors may fix, determine and vary the powers, duties and remuneration of any person so appointed, but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of directors except by the invitation and with the consent of the directors.

Secretary

101. The secretary shall in accordance with the Act be appointed by the directors for such term, at such remuneration, and upon such conditions as they may think fit; and any secretary so appointed may be removed by them. A director may be the secretary provided that where a director is the sole director of the company, he shall not act or be appointed as the secretary of the company.

Seal

102. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

Accounts

103. The directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the company except as conferred by statute or authorised by the directors or by the company in general meeting.

Dividends and reserves

104. Subject to any agreement entered into by and/or as between the members, the company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

105. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

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106. No dividend shall be paid otherwise than out of profits or shall bear interest against the company.

107. The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares in the company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

108. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

109. The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

110. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

111. Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

Capitalisation of profits

112. The company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by

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such members respectively or paying up in full unissued shares or debentures of the company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. A share premium account and a capital redemption reserve may, for the purposes of this regulation, be applied only in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

113. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or, as the case may require, for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Notices

114. A notice may be given by the company to any member either personally or by sending it by post to him at his registered address, or, if he has no registered address in Singapore, to the address, if any, in Singapore supplied by him to the company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

115. A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

116. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, in Singapore supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

117. (1) Notice of every general meeting shall be given in any manner hereinbefore authorised to —

(a) every member;

(b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c) the auditor for the time being of the company.

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(2) No other person shall be entitled to receive notices of general meetings.

Winding up

118. If the company is wound up, the liquidator may, with the sanction of a special resolution of the company, divide amongst the members in kind the whole or any part of the assets of the company, whether they consist of property of the same kind or not, and may for that purpose set such value as he considers fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

119. Every director, managing director, agent, auditor, secretary, and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

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Name, Address and Description of Subscriber

LUNG SING WEI
S1758093J
104 PEMIMPIN TERRACE
CORAL PARK
SINGAPORE 575989
COMPANY DIRECTOR *<u>/s/ Lung Sing Wei</u>*

Dated this 13 MAR 2014

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SCHEDULE 2.01

CERTIFICATE OF INCORPORATION AND BYLAWS

OF IT’S DIVINE, INC.

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